CONSENT OF INDEPENDENT ACCOUNTANTS







     We consent to the incorporation by reference in the registration statement of Perma-Fix Environmental Services, Inc. on Form S-8 of our report dated March 30, 1994, on our audit of the consolidated financial statement schedules of Perma-Fix Environmental Services, Inc. as of December 31, 1993, and for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1995.


                              /s/ Coopers & Lybrand L.L.P.
                                  Coopers & Lybrand L.L.P.


Atlanta, Georgia
December 9, 1996